Exhibit 99.1

SOC Telemed Reports Fourth Quarter and Full Year 2021 Financial and Operating Results

Revenue of $28.0 million in the fourth quarter an increase of 93% year over year

Revenue of $94.4 million in 2021 an increase of 63% year over year

Bookings of $7.8 million in the fourth quarter an increase of 100% year over year

Bookings of $31.8 million in 2021 an increase of 162% year over year

Announced take private acquisition by Patient Square Capital for $3 per share in cash

Reston, VA – March 30, 2022 – SOC Telemed, Inc., (NASDAQ: TLMD), the largest national provider of acute care telemedicine, today announced its financial and operating results for the fourth quarter and full year ending December 31, 2021.

“Our strong 2021 financial results illustrate the strength and resilience of the SOC Telemed team,” said Dr. Chris Gallagher, Chief Executive Officer. “We believe the Patient Square Capital take-private offer not only unlocks significant shareholder value, but also positions SOC Telemed well to continue to grow and expand as the company seeks to improve the clinical experience and patient outcomes.”

Recent Developments

●	In February, SOC Telemed announced that it reached an agreement to be acquired by Patient Square Capital, the leading dedicated healthcare investment firm, in a take-private transaction. Under the terms of the agreement, SOC Telemed stockholders will receive $3 per share in cash.

●	The special meeting to approve the transaction will occur on April 4, 2022, at 10 am ET. The meeting will be held virtually and can be accessed at the following website: www.cstproxy.com/soctelemed/2022. For more information on the acquisition and the meeting, please refer to the SOC’s definitive proxy statement, dated March 7, 2022, and other relevant materials filed by SOC with the Securities and Exchange Commission.

●	On March 4, 2022, the go-shop period associated with the Patient Square Capital take-private transaction expired. The Company did not receive any offers during the go-shop period.

Fourth Quarter Operating Metrics Summary

Operational performance metrics for the three months ended December 31, 2021, compared to the three months ended December 31, 2020. We present consults on a pro forma basis (i.e., giving retroactive effect to the Access Physicians acquisition to January 1, 2020) to provide investors with insight into how management views the performance of the combined business period over period.

●	Total system-wide consults were 142,400 compared to 88,200, up 61% year over year, and up 19% year over year on a pro forma basis
●	Stand-alone SOC core consults totaled 37,980 compared to 30,920, up 23% on a year over year basis. TelePsychiatry volumes recovered to pre-COVID levels faster than expected, and the teleNeurology service line experienced significant volume increases
●	Access Physicians contributed 38,720 core consults, up 25% on a year over year basis
●	System-wide revenue per core consult totaled $336 compared to $327, up 3%,
●	Stand-alone SOC revenue per core consult was $432 versus $447, as the volume recovery in telePsychiatry and teleNeurology narrowed the gap associated with minimum consult thresholds in client contracts
●	Access Physicians revenue per core consult was $242 versus $207, up 17% year over year, driven by service line volume mix
●	Implementations totaled 118 compared to 49, with Access Physicians contributing 56 implementations
●	Stand-alone SOC services per facility totaled 2.1, demonstrating the continued opportunity to expand across both service lines and sites with existing customers
●	Total facilities serviced were 1,112 compared to 831 a year ago, up 34% on a year over year basis. The 1,112 facilities serviced includes 190 facilities serviced by Access Physicians

Full Year Operating Metrics Summary

Operational performance metrics for the full year ended December 31, 2021, compared to the full year ended December 31, 2020. We present consults on a pro forma basis (i.e., giving retroactive effect to the Access Physicians acquisition to January 1, 2020) to provide investors with insight into how management views the performance of the combined business period over period.

●	Total system-wide consults were 508,800 compared to 300,800, up 69% year over year, and up 35% year over year on a pro forma basis
●	Stand-alone SOC core consults totaled 145,000 compared to 129,600, up 12% on a year over year basis.
●	Access Physicians contributed 109,720 core consults in 2021, since the closing date of the acquisition

●	System-wide revenue per core consult totaled $333 compared to $340, down 2%, primarily driven by the addition of Access Physicians, as revenue per core consult at Access Physicians is historically lower than revenue per core consult at legacy SOC. The average revenue per core consult is also impacted by duration of each consult, which varies widely between service lines
●	Stand-alone SOC revenue per core consult was $427 versus $430, as the volume recovery in telePsychiatry and teleNeurology narrowed the gap associated with minimum consult thresholds in client contracts
●	Access Physicians revenue per core consult was $236 versus $222, up 6% year over year, driven by service line volume mix
●	Implementations totaled 390 compared to 260, with Access Physicians contributing 82 implementations
●	Total facilities serviced were 1,112 compared to 831 a year ago, up 34% on a year over year basis. The 1,112 facilities serviced includes 190 facilities serviced by Access Physicians

Fourth Quarter Financial Results Summary

Financial performance for the three months ended December 31, 2021, compared to the three months ended December 30, 2020.

●	Revenue totaled $28.0 million compared to $14.5 million, up 93%
●	Bookings totaled $7.8 million, up 100%
●	Access Physicians contributed $10.8 million of revenue
●	GAAP gross profit totaled $9.2 million compared to $5.2 million
●	Adjusted gross profit (non-GAAP) totaled $10.5 million compared to $6.3 million
●	GAAP gross margin was 33% compared to 36%
●	Adjusted gross margin (non-GAAP) was 37% compared to 44%.
●	Net loss totaled $(12.8) million compared to a net loss of $(24.8) million
●	Adjusted EBITDA loss (non-GAAP) totaled $(3.9) million compared to $(3.9) million

Full Year Financial Results Summary

Financial performance for the full year ended December 31, 2021, compared to the full year ended December 30, 2020.

●	Revenue totaled $94.4 million compared to $58.0 million, up 63%
●	Bookings totaled $31.8 million, up 162%
●	Access Physicians contributed $29.3 million of revenue
●	GAAP gross profit totaled $30.4 million compared to $19.5 million
●	Adjusted gross profit (non-GAAP) totaled $35.5 million compared to $23.4 million
●	GAAP gross margin was 32% compared to 34%
●	Adjusted gross margin (non-GAAP) was 38% compared to 40%.
●	Net loss totaled $(50.5) million compared to a net loss of $(49.8) million
●	Adjusted EBITDA loss (non-GAAP) totaled $(19.4) million compared to $(11.1) million

Balance Sheet

As of December 31, 2021, the Company had cash and cash equivalents of $38.9 million.

About SOC Telemed

SOC Telemed (NASDAQ: TLMD, “SOC”) is the leading national provider of acute telemedicine technology and solutions to hospitals, health systems, post-acute providers, physician networks, and value-based care organizations since 2004. Built on proven and scalable infrastructure as an enterprise-wide solution, SOC’s technology platform, Telemed IQ, rapidly deploys and seamlessly optimizes telemedicine programs across the continuum of care. SOC provides a supportive and dedicated partner presence, virtually delivering patient care through teleNeurology, telePsychiatry, teleCritical Care, telePulmonology, teleCardiology, teleInfectious Disease, teleNephrology, teleMaternal-Fetal Medicine and other service lines, enabling healthcare organizations to build sustainable telemedicine programs across clinical specialties. SOC enables organizations to enrich their care models and touch more lives by supplying healthcare teams with industry-leading solutions that drive improved clinical care, patient outcomes, and organizational health. The company was the first provider of acute clinical telemedicine services to earn The Joint Commission’s Gold Seal of Approval and has maintained that accreditation every year since inception. For more information, visit www.soctelemed.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the expected date of closing of the take-private transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company and Patient Square Capital, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the take-private transaction and the anticipated benefits thereof. These and other forward-looking statements, including statements about the parties’ ability to consummate the take-private transaction on the anticipated timeframe or at all, to make any filing or take any other action required to consummate the take-private transaction on the anticipated timeframe or at all, or to realize the anticipated benefits of the take-private transaction, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the take-private transaction on the anticipated terms and timeframe, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the Company’s business and other conditions to the completion of the take-private transaction; (ii) the impact of the COVID-19 pandemic on the Company’s business and general economic conditions; (iii) the Company’s ability to implement its business strategy; (iv) significant transaction costs associated with the take-private transaction; (v) potential litigation relating to the take-private transaction; (vi) the risk that disruptions from the take-private transaction will harm the Company’s business, including current plans and operations; (vii) the ability of the Company to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the take-private transaction; (ix) legislative, regulatory and economic developments affecting the Company’s business; (x) general economic and market developments and conditions; (xi) the evolving legal, regulatory and tax regimes under which the Company operates; (xii) potential business uncertainty, including changes to existing business relationships, during the pendency of the take-private transaction that could affect the Company’s financial performance; (xiii) restrictions during the pendency of the take-private transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xiv) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, outbreak of war or hostilities or pandemics; (xv) any potential negative effects of this communication or the consummation of the take-private transaction on the market price of SOC Telemed’s common stock; and (xvi) other factors as set forth from time to time in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2020, each as may be updated or supplemented by any subsequent filings that the Company may file with the SEC, as well as the Company’s response to any of the aforementioned factors. Additional information will be made available in SOC Telemed’s annual report on Form 10-K for the year ended December 31, 2021. SOC Telemed assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments.

Use of Non-GAAP Financial Information

We believe that, in addition to our financial results determined in accordance with GAAP, adjusted gross profit (non-GAAP), adjusted gross margin (non-GAAP), and adjusted EBITDA, all of which are non-GAAP financial measures, are useful in evaluating our business, results of operations, and financial condition.  However, our use of the terms adjusted gross profit, adjusted gross margin and adjusted EBITDA may vary from that of others in our industry. Adjusted gross profit, adjusted gross margin and adjusted EBITDA should not be considered as an alternative to gross profit, net loss, net loss per share or any other performance measures derived in accordance with GAAP as measures of performance. Adjusted gross profit, adjusted gross margin and adjusted EBITDA have important limitations as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	adjusted EBITDA does not reflect the significant interest expense on our debt;
●	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted gross profit, adjusted gross margin and adjusted EBITDA do not reflect any expenditures for such replacements; and
●	other companies in our industry may calculate these financial measures differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by using these non-GAAP financial measures along with other comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance. Such GAAP measurements include gross profit, net loss, net loss per share and other performance measures. In evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. When evaluating our performance, you should consider these non-GAAP financial measures alongside other financial performance measures, including the most directly comparable GAAP measures set forth in the reconciliation tables below and our other GAAP results.

Our non-GAAP financial measures are described as follows:

Adjusted gross profit and adjusted gross margin. Adjusted gross profit is defined as revenues less cost of revenues plus depreciation and amortization plus equipment leasing costs plus stock-based compensation. Adjusted gross margin is adjusted gross profit divided by revenues.

Adjusted EBITDA. Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization, write off of property and equipment, net, stock-based compensation, gain on contingent shares issuance liabilities, loss on puttable option liabilities, gain on change in fair value of contingent consideration, and integration, acquisition, transaction and executive severance costs.

Readers are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to this earnings release and which can be found on SOC Telemed’s investor relations page of its website at: investors.soctelemed.com.

Operating Metrics

Because our consultation fee revenue generally increases as the number of visits increase, we believe the number of consultations provides investors with useful information on period-to-period performance as evaluated by management and as a comparison to our past financial performance. We define core consultations as consultations utilizing our 11 core services. Telemed IQ / other consultations are defined as consultations performed by other physician networks utilizing our technology platform, Telemed IQ. Pro forma consultations represent the number of total consultations as if Access Physicians had been acquired as of January 1, 2020.

Number of Consults

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021
Core	36,347	30,213	32,126	30,920	31,447	37,817	37,845	37,982
Access Physicians	-	-	-	-	1,282	31,700	38,020	38,721
Telemed IQ / Other	30,649	35,477	47,800	57,292	62,636	60,697	64,878	65,791
Total Consults	66,996	65,690	79,926	88,212	95,365	130,214	140,743	142,494

Number of Pro Forma Consults

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021
Core	36,347	30,213	32,126	30,920	31,447	37,817	37,845	37,982
Access Physicians	20,067	21,577	26,357	30,925	33,399	31,700	38,020	38,721
Telemed IQ / Other	31,175	35,777	48,085	57,642	63,001	60,697	64,878	65,791
Total Consults	87,589	87,567	106,568	119,487	127,847	130,214	140,743	142,494

SOC Telemed, Inc. and Subsidiaries and Affiliates

CONSOLIDATED BALANCE SHEETS

(In thousands, except shares and per share amounts)

As of December 31,

	2021	2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents (from variable interest entities $8,015 and $1,942, respectively)	$38,860	$38,754
Accounts receivable, net of allowance for doubtful accounts of $401 and $447 (from variable interest entities, net of allowance $15,014 and $8,192, respectively)	17,837	8,721
Inventory	754	-
Prepaid expenses and other current assets	2,866	1,609
Total current assets	60,317	49,084

Property and equipment, net	3,295	4,092
Capitalized software costs, net	9,069	8,935
Intangible assets, net	41,967	5,988
Goodwill	158,289	16,281
Deposits and other assets	1,288	559
Total assets	$274,225	$84,939

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable (from variable interest entities $2,466 and $692, respectively)	$4,977	$2,809
Accrued expenses (from variable interest entities $3,269 and $1,349, respectively)	12,605	8,293
Deferred revenues	520	610
Capital lease obligations	25	-
Other current liabilities	51	-
Stock-based compensation liabilities	-	4,228
Total current liabilities	18,178	15,940

Deferred revenues	965	923
Capital lease obligations	43	-
Long term debt, net of unamortized discount and debt issuance costs	86,709	-
Contingent shares issuance liabilities	1,125	12,450
Other long-term liabilities (from variable interest entities $2 and $157, respectively)	80	560
Total liabilities	$107,100	$29,873

COMMITMENTS AND CONTINGENCIES (Note 22)

STOCKHOLDERS’ EQUITY
Class A common stock, $0.0001 par value; 500,000,000 shares authorized as of December 31, 2021 and 2020; 99,274,594 and 74,898,380 shares issued and outstanding at December 31, 2021 and 2020, respectively.	10	8
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; none issued and outstanding as of December 31, 2021 and 2020, respectively.	-	-
Additional paid-in capital	453,876	291,277
Accumulated deficit	(286,761)	(236,219)
Total stockholders’ equity	167,125	55,066

Total liabilities and stockholders’ equity	$274,225	$84,939

SOC Telemed, Inc. and Subsidiaries and Affiliates

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except shares and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues	$27,977	$14,502	$94,442	$57,995

Cost of revenues	18,826	9,265	64,091	38,542

Operating expenses
Selling, general and administrative	21,619	31,013	86,606	61,280
Changes in fair value of contingent consideration	-	-	(3,265)	-
Total operating expenses	21,619	31,013	83,341	61,280
Loss from operations	(12,468)	(25,776)	(52,990)	(41,827)

Other income (expense)
Gain on contingent shares issuance liabilities	1,600	4,237	11,325	4,237
Gain on puttable option liabilities	-	518	-	1
Interest expense	(1,753)	(3,683)	(6,800)	(12,152)
Interest expense – Related party	(203)	(54)	(2,229)	(75)
Total other income (expense)	(356)	1,018	2,296	(7,989)
Loss before income taxes	(12,824)	(24,758)	(50,694)	(49,816)

Income tax benefit (expense)	(19)	(21)	152	(31)

Net loss and comprehensive loss	$(12,843)	$(24,779)	$(50,542)	$(49,847)
Accretion of contingently redeemable preferred stock	-	(91,304)	-	(96,974)
Net loss attributable to common stockholders	$(12,843)	$(116,083)	$(50,542)	$(146,821)

Net loss per share attributable to common stockholders
Basic	$(0.13)	$(1.87)	$(0.55)	$(3.55)
Diluted	$(0.13)	$(1.87)	$(0.55)	$(3.55)

Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	99,168,873	62,122,948	91,321,642	41,346,849
Diluted	99,168,873	62,122,948	91,321,642	41,346,849

SOC Telemed, Inc. and Subsidiaries and Affiliates

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(50,542)	$(49,487)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	9,269	5,503
Write off of property and equipment, net	185	-
Stock-based compensation	14,814	17,909
(Gain) on puttable option liabilities	-	(1)
Change in fair value of contingent consideration	(3,265)	-
(Gain) on contingent shares issuance liabilities	(11,325)	(4,237)
Bad debt expense (reversal of allowance for doubtful accounts)	(9)	85
Paid-in kind interest on long-term debt	203	2,577
Amortization of debt issuance costs and issuance discount	4,100	2,668
Income tax benefit	(269)	-
Change in assets and liabilities, net of acquisitions
Accounts receivable, net of allowance	(3,972)	1,739
Prepaid expense and other current assets	(787)	(395)
Inventory	59	-
Deposits and other non-current assets	(427)	(238)
Accounts payable	(715)	(1,062)
Accrued expenses and other liabilities	2,654	2,513
Deferred revenues	(48)	210
Net cash used in operating activities	(40,075)	(22,576)

Cash flows from investing activities:
Capitalization of software development costs	(3,280)	(4,309)
Purchase of property and equipment	(1,031)	(2,221)
Acquisition of business, net of cash	(89,767)	-
Net cash used in investing activities	(94,078)	(6,530)

Cash flows from financing activities:
Principal payments under capital lease obligations	(12)	(75)
Proceeds from long-term debt, net of discount	95,430	5,960
Proceeds from Related-party – Unsecured subordinated promissory note, net of unamortized discount	11,474	-
Repayment of long-term debt	(10,795)	(88,345)
Repayment of Related-party – Unsecured subordinated promissory note	(13,703)	-
Issuance of contingently redeemable preferred stock, net of offering costs	-	10,938
Exercise of stock options and warrants	85	98
Proceeds from Employee Stock Purchase Plan used for common stock purchases	235	-
Stock repurchases from employees for tax withholdings	-	(11,883)
Liquidation of preferred stock (Series H, I and J)	-	(63,176)
Proceeds from merger and recapitalization, net of transaction costs	-	209,802
Proceeds from issuance of Class A Common Stock, net of issuance costs	51,545	-
Net cash provided by financing activities	134,259	63,319

NET INCREASE IN CASH AND CASH EQUIVALENTS	106	34,213
Cash and cash equivalents at beginning of the period	38,754	4,541
Cash and cash equivalents at end of the period	$38,860	$38,754

SOC Telemed, Inc. and Subsidiaries and Affiliates

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020	2021	2020	2021	2020
					Change	% Change	Change	% Change
	(dollars in thousands)
Revenues	$27,977	$14,502	$94,442	$57,995	$13,475	93%	$36,447	63%
Cost of revenues	18,826	9,265	64,091	38,542	9,561	103%	25,549	66%
Gross profit	9,151	5,237	30,351	19,453	3,914	75%	10,898	56%
Add:
Depreciation and amortization (a)	1,316	1,103	5,082	3,910	213	19%	1,172	30%
Equipment leasing costs (b)	-	9	8	66	(9)	(100)%	(58)	(88)%
Stock-based compensation (e)	23	-	60	-	23	*	60	*
Adjusted gross profit	$10,490	$6,349	$35,501	$23,429	4,141	65%	12,072	52%
Adjusted gross margin (as a percentage of revenues)	37%	44%	38%	40%

	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020	Change $	Change %	Change $	Change %
	(dollars in thousands)
Net loss	$(12,843)	$(24,779)	$(50,542)	$(49,847)	$11,936	(48)%	$(695)	1%
Add:
Interest expense (c)	1,956	3,737	9,029	12,227	(1,781)	(48)%	(3,198)	(26)%
Income tax (benefit) expense (d)	19	21	(152)	31	(2)	(10)%	(183)	*
Depreciation and amortization (a)	2,554	1,495	9,313	5,503	1,059	71%	3,810	69%
Write off of property and equipment, net (j)	185	-	185	-	185	*	185	*
Stock-based compensation (e)	1,484	16,630	14,814	17,909	(15,144)	(91)%	(3,095)	(17)%
Gain on puttable option liabilities (g)	-	(518)	-	(1)	518	(100)%	1	*
Gain on contingent shares issuance liabilities (f)	(1,600)	(4,237)	(11,325)	(4,237)	2,637	(62)%	(7,088)	167%
Gain on change in fair value of contingent consideration (h)	-	-	(3,265)	-	-	*	(3,265)	*
Integration, acquisition, transaction, and executive severance costs (i)	4,362	3,781	12,499	7,304	579	15%	5,195	71%
Adjusted EBITDA	$(3,883)	$(3,870)	$(19,444)	$(11,111)	(14)	0%	(8,333)	75%

	Three Months Ended December 31,
	2021	2020	Change	% Change
	(dollars in thousands)
Selling, general and administrative expenses (1):
Sales and marketing	$1,503	$2,526	$(1,023)	(40)%
Research and development	1,199	436	763	175%
Operations	2,610	2,493	117	5%
General and administrative	16,307	25,558	(9,251)	(36)%
Total	$21,619	$31,013	$(9,394)	(30)%

(1)	Selling, general, and administrative expenses include the following expenses for the periods presented:

	Three Months Ended December 31, 2021			Three Months Ended December 31, 2020
	Stock-Based Compensation	Depreciation and Amortization	Integration Costs	Stock-Based Compensation	Depreciation and Amortization	Integration Costs
	(dollars in thousands)
Sales and marketing	$(239)	$-	$-	$23	$-	$-
Research and development	202	-	-	94	-	-
Operations	128	-	-	69	-	-
General and administrative	1,370	1,238	4,362	16,445	392	3,781
Total	$1,461	$1,238	$4,362	$16,631	$392	$3,781

	Three Months Ended December 31,
	2021	2020	Change	% Change
	(dollars in thousands)
Selling, general and administrative expenses excluding stock-based compensation, depreciation and amortization and integration costs:
Sales and marketing	$1,742	$2,503	$(761)	(30)%
Research and development	997	342	655	192%
Operations	2,482	2,424	58	2%
General and administrative	9,337	4,940	4,397	89%
Total	$14,558	$10,209	$4,349	43%

	Year Ended December 31,
	2021	2020	Change	% Change
	(dollars in thousands)
Selling, general and administrative expenses (1):
Sales and marketing	$8,861	$7,446	$1,415	19%
Research and development	2,894	1,376	1,518	110%
Operations	10,328	9,032	1,296	14%
General and administrative	64,523	43,426	21,097	49%
Total	$86,606	$61,280	$25,326	41%

(1)	Selling, general, and administrative expenses include the following expenses for the periods presented:

	Year Ended December 31, 2021			Year Ended December 31, 2020
	Stock-Based Compensation	Depreciation and Amortization	Integration Costs	Stock-Based Compensation	Depreciation and Amortization	Integration Costs
	(dollars in thousands)
Sales and marketing	$255	$-	$-	$41	$-	$-
Research and development	661	-	-	143	-	-
Operations	612	-	-	114	-	-
General and administrative	13,226	4,231	12,499	17,611	1,593	7,304
Total	$14,754	$4,231	$12,499	$17,909	$1,593	$7,304

	Year Ended December 31,
	2021	2020	Change	% Change
	(dollars in thousands)
Selling, general and administrative expenses excluding stock-based compensation, depreciation and amortization and integration costs:
Sales and marketing	$8,606	$7,405	$1,201	16%
Research and development	2,233	1,233	1,000	81%
Operations	9,716	8,918	798	9%
General and administrative	34,567	16,918	17,649	104%
Total	$55,122	$34,474	$20,648	60%

Explanation of Non-GAAP Adjustments

(a) Depreciation and amortization consists primarily of depreciation of fixed assets, amortization of capitalized software development costs and amortization of acquisition-related intangible assets, such as customer relationships, non-compete agreements, and trade names acquired in connection with business combinations. While depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced or updated in the future, and these measures do not reflect any cash requirements for these replacements or updates. Additionally, we incur amortization of acquisition-related intangible assets based on the portion of the purchase price allocated to intangible assets and the estimated useful lives of such assets. However, the purchase price allocated to these assets is not necessarily reflective of the cost we would incur to internally develop the intangible asset and we do not believe these charges are reflective of our operating results in the period incurred. We eliminate these non-cash charges from our non-GAAP operating results to facilitate an understanding of our operating and financial performance from period-to-period.

(b) Equipment leasing costs consist of the cost of procuring telemedicine equipment through lease financing. We ceased this practice in the second quarter of 2017. We eliminate these charges from our non-GAAP operating results to facilitate an understanding of our operating and financial performance from period-to-period.

(c)   Interest expense consists primarily of interest incurred on our outstanding indebtedness and non-cash interest related to the amortization of debt discount and issuance costs associated with our term loan agreement. We eliminate these cash and non-cash expenses from our non-GAAP operating results to facilitate an understanding of our operating and financial performance from period-to-period within our presentation of adjusted EBITDA. Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as interest benefit and expense, income tax benefit and expense, depreciation and amortization, stock-based compensation, and other charges and income. We believe adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

(d) We incur income tax expenses or benefits that are related to prior periods. We eliminate these expenses from our non-GAAP operating results to facilitate an understanding of our operating and financial performance from period-to-period within our presentation of adjusted EBITDA.

(e) Stock-based compensation expense consists of expenses for stock options and other stock-based awards. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our operating and financial performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods. We evaluate our performance both with and without these measures because stock-based compensation is a non-cash expense and can vary significantly over time based on the timing, size, nature and design of the awards granted, and is influenced in part by certain factors that are generally beyond our control, such as the volatility of the market value of our common stock. In addition, we eliminate stock-based compensation expense from our non-GAAP operating results to facilitate an understanding of our operating and financial performance from period-to-period.

(f) Gain on contingent share issuance liabilities consists of the change in fair value of 1,875,000 shares of our common stock held by HCMC’s sponsor and subsequently distributed to permitted transferees and were modified and became subject to forfeiture in connection with the closing of our Merger Transaction, and 350,000 private placement warrants granted to HCMC’s sponsor subsequently distributed to its permitted transferees as part of the Merger Transaction.  The contingent shares issuance liabilities are revalued at their fair value every reporting period.

(g) Loss on puttable option liabilities consists of changes in the fair value of puttable option liabilities. We eliminate these non-cash expenses from our non-GAAP operating results to facilitate an understanding of our operating and financial performance from period-to-period.

(h) Gain on change in fair value of contingent consideration is the change in fair value of the earnout contingent consideration and the deferred payment in connection with our acquisition of Access Physicians in Q1 2021. The contingent consideration is revalued every reporting period based on the estimation of the likelihood that such contingent consideration will be earned. We eliminate these non-cash activities from our non-GAAP operating results to facilitate an understanding of our operating and financial performance from period-to-period.

(i) Integration, acquisition, transaction and executive severance costs represent the transaction and business integration costs related to our business combination with Healthcare Merger Corp. in Q4 2020 and our acquisition of Access Physicians in Q1 2021.  These costs include incremental expenses incurred to affect business combinations such as advisory, legal, accounting, valuation, and other professional or consulting fees, as well as other related incremental executive severance costs. We exclude these costs from our non-GAAP results as they have no direct correlation to the operation of our business, and because we believe that the non-GAAP financial measures excluding these costs provide useful information about our spending trends to facilitate an understanding of our operating and financial performance from period-to-period.

(j) Write off of property and equipment, net represents non-cash charges relating to defective property and equipment. We eliminate these non-cash expenses from our non-GAAP operating results to facilitate an understanding of our operating and financial performance from period-to-period.

Investor Relations:

Steve Rubis
Vice President, Investor Relations
SOC Telemed
srubis@soctelemed.com